PROSPECTUS SUPPLEMENT                                        File No. 333-97937
(To Prospectus Supplement and                                     Rule 424(b)(3)
Prospectus dated April 1, 2002)
Prospectus number:          2252

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount: $20,000,000    Original Issue Date:      October 30, 2002

CUSIP Number:       59018YNV9    Stated Maturity Date:     April 30, 2004

Interest Calculation:                 Day Count Convention:
|X|  Regular Floating Rate Note       |X|   Actual/360
|_|  Inverse Floating Rate Note       |_|   30/360
     (Fixed Interest Rate):           |_|   Actual/Actual

Interest Rate Basis:
|X|  LIBOR                            |_|   Commercial Paper Rate
|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate
|_|  Prime Rate                       |_|   CD Rate
|_|  Federal Funds Rate               |_|   Other (see attached)
|_|  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page: 3750
       CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:        Three Month         Minimum Interest Rate: Not Applicable

Spread:                0.200%              Maximum Interest Rate: Not Applicable

Initial Interest Rate: Calculated as       Spread Multiplier:     Not Applicable
                       if the Original
                       Issue Date was
                       an Interest Reset
                       Date

Interest Reset Dates:    Quarterly, on the 30th of January, April, July and
                         October, commencing on January. 30, 2003, subject to modified following business day convention.

Interest Payment Dates:  Quarterly, on the 30th of January, April, July and
                         October, commencing on January. 30, 2003, subject to modified following business day convention.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated
                         Maturity Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 JPM Chase Bank

Dated:                   October 16, 2002